UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 14, 2010
Symantec Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (650) 527-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Symantec Corporation (the “Company”) hereby reports that it expects that its recently announced senior note offering and replacement of its prior credit facility will impact earnings per share (EPS) and cash flow from operations for the remainder of fiscal year 2011 in the manner described below.
Background
The Company recently announced the pricing of $1.1 billion in senior unsecured investment grade notes on Monday, September 13, 2010. The offering is expected to close on September 16, 2010, subject to customary closing conditions. The Company intends to use the net proceeds of this offering, after deducting underwriting discounts and offering expenses, for general corporate purposes, which may include repayment of Symantec’s 0.75% Convertible Senior Notes due June 15, 2011, of which $1.1 billion in principal amount was outstanding as of July 2, 2010. Semi-annual payments on the new senior unsecured investment grade notes will be made in March and September, commencing in March 2011.
In addition, as previously announced, on September 8, 2010, the Company also replaced its existing $1.0 billion revolving line of credit, which was set to expire in July 2011, with a new $1.0 billion line of credit, expiring September 2014.
Impact of Transactions
As of September 14, 2010, the Company expects the combined impact from the completion of the transactions described above to reduce the Company’s quarterly and full fiscal year EPS on a generally accepted accounting principles (GAAP) basis and on a non-GAAP basis for the remainder of fiscal 2011 by the following per share amounts:

Q2 FY11	Q3 FY11	Q4 FY11	FY11
0.2 cents(*)	0.9 cents	0.9 cents	2 cents
As of September 14, 2010, the Company expects the combined impact from the transactions described above to reduce the Company’s quarterly and full fiscal year cash flow from operations for the remainder of fiscal 2011 by the following amounts ($ in millions):

Q2 FY11	Q3 FY11	Q4 FY11	FY11
$0.105	$0.371	$16.0	$16.476

(*)	This amount adjusts our previously released guidance, which speaks only as of July 28, 2010 and is not otherwise updated by this announcement.

FORWARD-LOOKING STATEMENTS: The statements under “Impact of Transactions” may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of the impact on the transactions on earnings per share and cash flow from operations. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this announcement. Such risk factors include the senior note offering does not close and those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. In addition, the statements under “Impact of Transactions” are made as of September 14, 2010 and are based on management’s current expectations and do not take into account the impact of any future repayment of or reduction in our outstanding indebtedness, acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release. Actual results may differ materially from those contained in the forward-looking statements in this announcement. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 2, 2010.
The information in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: September 14, 2010	By:	/s/ Scott C. Taylor
		Name:	Scott C. Taylor
		Title:	Executive Vice President, General Counsel and Secretary